UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2012

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Plumas Bancorp (NASDAQ: PLBC), the parent company of Plumas Bank, reported that the Consent Order (the "Order") with the Federal Deposit Insurance Corporation (the "FDIC") and the California Department of Financial Institutions (DFI) to which the Company voluntarily consented to in March, 2011 has been terminated. On March 18, 2011, the Bank entered into a formal written agreement with the FDIC and the DFI which set forth a series of conditions including: to continue to reduce certain classified asset balances, maintain and increase capital ratios, improve lending policies and practices, not pay cash dividends to Plumas Bancorp without the prior written consent of the FDIC and DFI and retain qualified management as stated in the terms of the Order. A copy of the Order is filed as Exhibit 10.2 to the Company’s Form 8-K dated March 18, 2011 and filed with the Securities Exchange Commission on March 21, 2011. On February 15, 2012, the Bank received notice from the FDIC and the DFI that the Order had been terminated.

Item 8.01 Other Events.

On February 16, 2012, the Company issued a press release announcing the termination of the Consent Order. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

February 16, 2012	By:	Richard L. Belstock

Name: Richard L. Belstock
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 16, 2012